                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                          PEREGRINE SYSTEMS, INC.
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                           FRIDAY, SEPTEMBER 15, 2000
                                   10:00 A.M.

                            ------------------------

TO OUR STOCKHOLDERS:

    The 2000 Annual Meeting of Stockholders of Peregrine Systems, Inc. will be held on Friday, September 15, 2000, at 10:00 a.m. at the DoubleTree Hotel--Del Mar, 11915 El Camino Real, San Diego, California 92130. At this meeting, our stockholders will consider and vote upon the following matters:

    1. The election of nine directors to serve until the next annual meeting of our stockholders;

    2. The amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 200,000,000 to 500,000,000 shares;

    3. The ratification of the appointment of Arthur Andersen LLP as our independent public accountants for the fiscal year ending March 31, 2001; and

    4. The transaction of other business that may properly come before the meeting or any adjournment thereof.

    Stockholders who owned shares of our stock at the close of business on Monday, July 31, 2000 are entitled to attend and vote at the meeting. A complete list of these stockholders will be available during normal business hours for ten days prior to the meeting at our headquarters located at 3611 Valley Centre Drive, San Diego, California 92130. A stockholder may examine the list for any legally valid purpose related to the meeting. The list will also be available during the annual meeting for inspection by any stockholder present at the meeting.

    Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. You may also be able to submit your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card.

                                          For the Board of Directors of
                                          PEREGRINE SYSTEMS, INC.

                                          /s/ Richard T. Nelson

                                          Richard T. Nelson
                                          SECRETARY

San Diego, California
August   , 2000

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
GENERAL INFORMATION.........................................         1

  Voting Procedures.........................................         1
  Methods of Voting.........................................         1
  Revoking Your Proxy.......................................         2
  Quorum Requirement........................................         2
  Votes Required for Each Proposal..........................         2
  Abstentions and Broker Non-Votes..........................         3
  Proxy Solicitation Costs..................................         3
  Deadline for Receipt of Stockholder Proposals for 2001
    Annual Meeting..........................................         3

SUMMARY OF PROPOSALS........................................         4

PROPOSAL ONE ELECTION OF DIRECTORS..........................         5

  Nominees..................................................         5
  Vote Required and Board of Directors' Recommendation......         6
  Board and Committee Meetings..............................         7
  Director Compensation.....................................         7
  Compensation Committee Interlocks and Insider
    Participation...........................................         8

PROPOSAL TWO AMENDMENT OF THE CERTIFICATE OF INCORPORATION
  TO INCREASE AUTHORIZED COMMON STOCK.......................         9

  Vote Required and Board of Directors' Recommendation......        10

PROPOSAL THREE RATIFICATION OF APPOINTMENT OF INDEPENDENT
  ACCOUNTANTS...............................................        11

  Vote Required and Board of Directors' Recommendation......        11

PRINCIPAL STOCKHOLDERS......................................        12

EXECUTIVE COMPENSATION......................................        14

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS....        18

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
  DIRECTORS.................................................        19

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....        23

RELATED PARTY TRANSACTIONS..................................        23

COMPANY PERFORMANCE.........................................        24

OTHER MATTERS...............................................        25

                            PEREGRINE SYSTEMS, INC.

                            ------------------------

                            PROXY STATEMENT FOR THE

                      2000 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                              GENERAL INFORMATION

    The board of directors of Peregrine Systems, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2000 Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, September 15, 2000 at the DoubleTree Hotel--Del Mar, 11915 El Camino Real, San Diego, California 92130.

    This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote, and describes the voting procedures.

    We use several abbreviations in this proxy statement. We refer to our company as "Peregrine." The term "proxy materials" includes this proxy statement, as well as the enclosed proxy card and our 2000 Annual Report. References to "fiscal 2000" mean our 2000 fiscal year which began on April 1, 1999 and ended on March 31, 2000.

    Our board of directors is sending this proxy statement on or about
August   , 2000 to all our stockholders as of the record date, July 31, 2000.
Stockholders who owned Peregrine common stock at the close of business on
July 31, 2000 are entitled to attend and vote at the annual meeting. On the
record date, we had approximately [    ] shares of our common stock issued and
outstanding. We had [    ] record stockholders as the record date and believe
that our common stock is held by more than [    ] beneficial owners.

VOTING PROCEDURES

    As a stockholder, you have the right to vote on certain business matters affecting our company. The three proposals that will be presented at the annual meeting, and upon which you are being asked to vote, are discussed in the sections entitled "Proposal One," "Proposal Two," and "Proposal Three." Each share of Peregrine common stock you own entitles you to one vote. The enclosed proxy card indicates the number of shares you own. You can vote by returning the enclosed proxy in the envelope provided or by attending the annual meeting. In addition, you may be able to vote by touch-tone telephone or over the Internet if your proxy card includes instructions for voting in these manners.

METHODS OF VOTING

    VOTING BY MAIL. By signing and returning the proxy card according to the enclosed instructions, you are enabling the individuals named on the proxy card (known as "proxies") to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

    Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

    - FOR the nine nominees for director identified in Proposal One;

    - FOR the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 200,000,000 to 500,000,000 shares; and

    - FOR the ratification of the appointment of Arthur Andersen LLP as our independent public accountants for the fiscal year ending March 31, 2001.

    If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please submit your proxies according to the instructions on each proxy card to ensure that all of your shares are voted. We encourage you to consolidate multiple accounts by contacting your broker, if you hold your shares through a brokerage account, or otherwise through our transfer agent, ChaseMellon Shareholder Services, L.L.C. at (213) 553-9700. Please note that shares held in certain types of accounts cannot be consolidated with other accounts (for example, retirement and non-retirement accounts cannot generally be consolidated).

    VOTING BY TELEPHONE. You may be able to vote by telephone. If so, instructions are included with your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

    VOTING ON THE INTERNET. You may be able to vote on the Internet. If so, instructions are included with your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

    VOTING IN PERSON AT THE MEETING. If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. If you wish to vote at the meeting, you will need to bring with you to the annual meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

REVOKING YOUR PROXY

    You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you may either:

    - sign and return another proxy at a later date;

    - provide written notice of the revocation to Richard T. Nelson, our Secretary, prior to the time we take the vote at the annual meeting; or

    - attend the meeting and vote in person.

QUORUM REQUIREMENT

    A quorum, which is a majority of our outstanding shares as of the record date, July 31, 2000, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting or if you vote your shares on the Internet, by telephone, or by submitting a properly executed proxy card.

VOTES REQUIRED FOR EACH PROPOSAL

    The vote required and method of calculation for the proposals to be considered at the annual meeting are as follows:

    PROPOSAL ONE--ELECTION OF DIRECTORS. The nine nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

    PROPOSAL TWO--AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. Amendment of our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock from 200,000,000 to 500,000,000 will require the affirmative vote of a majority of the outstanding shares of our common stock.

    PROPOSAL THREE--RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS. Ratification of Arthur Andersen LLP as our independent public accountants will require the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy.

    You may vote either "for" or "withhold" your vote for each nominee for election as a director. You may vote "for," "against," or "abstain" from voting on the proposals to amend our Amended and Restated Certificate of Incorporation and to ratify Arthur Andersen LLP as our independent public accountants.

ABSTENTIONS AND BROKER NON-VOTES

    If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposals to (a) amend our Amended and Restated Certificate of Incorporation, or (b) ratify the appointment of Arthur Andersen LLP as our independent auditors, your abstention will have the same effect as a vote against the proposal.

    Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares "FOR" routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A "broker non-vote" occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Proposal Two to amend our Amended and Restated Certificate of Incorporation is a non-routine matter. Accordingly, your broker will not have discretionary voting authority to vote your shares on the proposal to amend our Amended and Restated Certificate of Incorporation. If you do not vote on Proposal Two, your broker's non-vote will have the same effect as a vote against the proposal. Your broker will, however, have discretionary authority to vote your shares on the remaining two proposals, which are both routine matters. To the extent your brokerage firm submits a broker non-vote with respect to your shares on these routine proposals, your shares will be counted as present for the purpose of determining whether a quorum exists with respect to consideration of that proposal but will not be deemed "votes cast" with respect to that proposal. Accordingly, broker non-votes will have no effect on the outcome of the vote with respect to Proposals One and Three.

PROXY SOLICITATION COSTS

    We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, and mailing of proxy materials. We have retained ChaseMellon Shareholder Services, L.L.C. at an estimated cost of $7,500 to assist us in the solicitation of proxies for our annual meeting. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. We expect our transfer agent, ChaseMellon Shareholder Services, L.L.C. to tabulate the proxies and act as inspector of the election.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of our stockholders intended to be presented for consideration at our 2001 annual meeting of stockholders must be received by us no later than
            , in order that they may be included in the proxy statement and form of proxy related to that meeting.

    The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the annual meeting. If you intend to submit a proposal at the 2001 annual meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, you must do so no
later than             . If you fail to comply with the foregoing notice
provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2001 annual meeting.

                              SUMMARY OF PROPOSALS

    The board of directors has included three proposals on the agenda for our annual meeting. The following is a brief summary of the matters to be considered and voted upon by our stockholders.

                      PROPOSAL ONE--ELECTION OF DIRECTORS

    Our board of directors consists of nine directors. Each director serves a one year term. The first proposal is the election of nine directors to serve until our 2001 annual meeting. Our board of directors has nominated Stephen P. Gardner, David A. Farley, John J. Moores, Christopher A. Cole, Charles E. Noell III, Norris van den Berg, Thomas G. Watrous, Sr., James M. Travers, and William
D. Savoy to serve as our directors. Additional information about the election of directors and a brief biography of each nominee begins on page 5.

            OUR BOARD RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES.

       PROPOSAL TWO--AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF
                                 INCORPORATION

    The second proposal is to approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 200,000,000 to 500,000,000 shares. This proposal is discussed further beginning on page 9.

OUR BOARD RECOMMENDS A VOTE TO APPROVE THE AMENDMENT OF OUR AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION.

           PROPOSAL THREE--RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

    The third proposal is to ratify the appointment of Arthur Andersen LLP as our independent public accountants. More information about this proposal begins on page 11.

OUR BOARD RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS
                          OUR INDEPENDENT ACCOUNTANTS.

                                 OTHER MATTERS

    Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the meeting. Our board is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the meeting and you have signed and returned your proxy card, or voted on the Internet or by telephone, the proxies will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    Our certificate of incorporation and bylaws provide that nine directors will serve on our board of directors. Directors are elected at each annual meeting, and each director serves until his or her respective successor is elected or appointed, or until the director's death, resignation or removal.

    Nine directors are to be elected at this annual meeting. The board of directors has nominated Stephen P. Gardner, David A. Farley, John J. Moores, Christopher A. Cole, Charles E. Noell III, Norris van den Berg, Thomas G. Watrous, Sr., James M. Travers, and William D. Savoy for election to the board. If you sign and return the enclosed proxy, your shares will be voted for these nominees, unless you indicate otherwise on your proxy. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy may be voted for a substitute nominee designated by the present board of directors to fill the vacancy. We have no reason to believe that the nominees for election will not be available to serve their prescribed terms.

    In June 2000, Richard A. Hosley II resigned as a member of our board of directors. Mr. Hosley had served as a member of our board since 1992. Peregrine would like to thank Mr. Hosley for his service and counsel over the last eight years.

    In addition, in July 2000, John J. Moores resigned as the chairman of our board of directors, but continues to serve as a director on our board. We would like to thank Mr. Moores for his service and leadership as chairman of our board over the last ten years.

    The names of the nominees and certain information about them as of July 21, 2000 are set forth below. Information as to the stock ownership of each director and all current directors and executive officers of Peregrine as a group is set forth below under "Principal Stockholders."

                                                                  POSITION(S)                   DIRECTOR
NAME                                     AGE                     WITH PEREGRINE                   SINCE
----                                   --------   --------------------------------------------  ---------
Stephen P. Gardner...................        46   Chairman of the Board of Directors and Chief       1998
                                                    Executive Officer
David A. Farley......................        45   Senior Vice President, Finance and                 1995
                                                    Administration, Chief Financial Officer,
                                                    and Director
James M. Travers.....................        49   Vice President and Director                        2000
John J. Moores.......................        56   Director                                           1989
Christopher A. Cole..................        46   Director                                           1981
Charles E. Noell III.................        47   Director                                           1992
William D. Savoy.....................        35   Director                                           2000
Norris van den Berg..................        60   Director                                           1992
Thomas G. Watrous, Sr................        58   Director                                           1999

    STEPHEN P. GARDNER became chairman of our board of directors on July 19, 2000. Mr. Gardner has served as our chief executive officer and as a director since April 1998. Mr. Gardner also served as our president from April 1998 until July 2000. From January 1998 until April 1998, Mr. Gardner served as executive vice president and principal executive officer. From May 1997 until January 1998, he served as vice president, strategic acquisitions. From
May 1996 until May 1997, Mr. Gardner was president of Thunder & Lightning Company, an internet software company. From March 1995 until May 1996,
Mr. Gardner was president of Alpharel, Inc., a document management software company.

    DAVID A. FARLEY has served as our senior vice president, finance and administration since August 1998, and as our chief financial officer and as a director since October 1995. Mr. Farley served as vice president, finance from October 1995 until August 1998 and as our secretary from October 1995 until February 1997. From November 1994 to November 1995, Mr. Farley was vice president, finance, and chief financial officer and a director of XVT Software Inc., a development tools software company.

    JAMES M. TRAVERS has been a director of Peregrine since June 2000. Mr. Travers served as President and Chief Executive Officer of Harbinger Corporation, a provider of business-to-business electronic commerce products and services, from January 2000 until Peregrine's acquisition of Harbinger in June 2000. Since the acquisition, Mr. Travers has served as Peregrine's vice president and e-Business Connectivity Group President. From October 1998 until January 2000, Mr. Travers served as Harbinger's President and Chief Operating Officer. From June 1997 until October 1998, he was President and General Manager of Harbinger's software division and from January 1994 until June 1997, he serve as President of Harbinger's enterprise solutions business unit.

    JOHN J. MOORES has served as a member of our board of directors since March 1989, and served as chairman of our board from March 1990 until July 2000. Since December 1994, Mr. Moores has served as owner and Chairman of the Board of the San Diego Padres Baseball Club, L.P. and since September 1991 as Chairman of the Board of JMI Services, Inc., a private investment company. Mr. Moores serves as a director and member of the compensation committees of Bindview Development Corp. and Neon Systems, Inc. Mr. Moores also serves as a director of LEAP Wireless International.

    CHRISTOPHER A. COLE has served as a member of our board of directors since founding the Company in 1981. He also served as its president and chief executive officer from 1986 until 1989. Since 1992, Mr. Cole has served as president and chief executive officer of Questrel, Inc., Ur Studios, Inc., and Headlamp, Inc., each a software development company.

    CHARLES E. NOELL III has served as a member of our board of directors since January 1992. Since January 1992, Mr. Noell has served as president and chief executive officer of JMI Services, Inc., a private investment company, and as a general partner of JMI Equity Partners, L.P. Mr. Noell also serves as a director of Transaction Systems Architects, Inc., and as a director and member of the compensation committee of Neon Systems, Inc.

    WILLIAM D. SAVOY has served as a director of Peregrine since June 2000. Since 1988, Mr. Savoy has served as President of Vulcan Northwest, Inc., a venture capital and investment firm. Mr. Savoy also serves as a director of Telescan, TicketMaster Online City Search, USA Networks, Metricom, Charter Communications, drugstore.com, Go2Net, Value America, and High Speed Access Corporation.

    NORRIS VAN DEN BERG has served as a member of our board of directors since January 1992. Mr. van den Berg has served as a general partner of JMI Equity Partners since July 1991. Mr. van den Berg also serves as director of Neon Systems, Inc.

    THOMAS G. WATROUS, SR. has served as a member of our board of directors since January 1999. Prior to retiring from full-time employment in September 1999, Mr. Watrous was a senior partner with the management consulting firm of Andersen Consulting.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The nine nominees receiving the greatest number of votes of the shares present and entitled to vote at the annual meeting will be elected as directors. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE DIRECTOR NOMINEES AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE.

BOARD AND COMMITTEE MEETINGS

    Our board of directors held nine (9) meetings during the fiscal year ended March 31, 2000. During the fiscal year, all of our directors attended at least 75% of the meetings of the board of directors and any applicable committee meetings. Our board of directors has standing audit and compensation committees.

                                                                                       MEETINGS
                      DATE OF             MEMBERS                                   HELD IN FISCAL
COMMITTEE            INCEPTION      DURING FISCAL 2000       COMMITTEE FUNCTIONS         2000
---------            ----------   -----------------------  -----------------------  --------------
Audit                      1995   Charles E. Noell III     - Reviews internal       One
                                    Norris van den Berg      accounting procedures
                                    Richard A. Hosley II   - Recommends
                                    (resigned as a           appointments of
                                    director on June 16,     independent
                                    2000)                    accountants
                                                           - Reviews results of
                                                             independent audit
Compensation               1995   John J. Moores           - Determines             One
                                    Charles E. Noell III     compensation of
                                    Thomas G. Watrous        executive officers
                                    Richard A. Hosley II     and directors
                                    (resigned as a         - Reviews general
                                    director on June 16,     policies relating to
                                    2000)                    compensation and
                                                             benefits

DIRECTOR COMPENSATION

    Each member of our board who is not also an employee receives $2,000 for each board meeting and $1,000 for each committee meeting he attends in person. We pay members of our board $500 for telephonic attendance at a board or committee meeting. Directors receive compensation for attendance at committee meetings only if they are members of the applicable committee.

    In September 1998, we granted each of Mr. Cole, Mr. Hosley, Mr. Noell, and Mr. van den Berg an option to acquire 50,000 shares of our common stock under our 1994 stock plan. The exercise price for these option grants was $7.50. These options become exercisable over four years, with 25% vesting after one year and the remaining shares vesting in quarterly installments thereafter. These grants expire if not exercised prior to September 2008.

    In May 1992, we granted each of Mr. Cole, Mr. Hosley, Mr. Noell, and
Mr. van den Berg an option to acquire 180,000 shares of common stock under our 1991 nonqualified stock option plan at an exercise price of $0.34, the per share fair market value of our common stock on the date of grant. Each of these options vested in annual installments over four years, are now fully exercisable, and expire if not exercised prior to May 2002. In addition, in December 1990, we granted Mr. Cole an option to acquire 450,000 shares of our common stock under a separate nonqualified stock option plan at an exercise price of $0.26 per share, the per share fair market value of our common stock on the date of grant. Following Mr. Cole's resignation as an executive officer of Peregrine and in consideration of his continuing service as a director, we extended the exercisability of the option with respect to 112,500 vested shares for so long as Mr. Cole remains a director of Peregrine but no later than December 2000.

    In addition to the option grants described above, directors who are not also employees receive automatic option grants under our 1997 director option plan. Nonemployee directors who hold or are affiliated with a holder of three percent or more of our outstanding common stock do not receive these automatic option grants. Each new nonemployee director is automatically granted an option to purchase 25,000 shares of our common stock at the time he or she is first elected to our board of directors. Each nonemployee director receives a subsequent option grant to purchase 5,000 shares of our common stock at each annual meeting of our stockholders. All options granted under the director option plan are granted at the fair market value of our common stock on the date of grant. Options granted to nonemployee directors under the director plan become exercisable over four years, with 25% of the shares vesting after one year and the remaining shares vesting in quarterly installments thereafter.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Our compensation committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of Peregrine. It also administers various incentive compensation and benefit plans. Our compensation committee consists of Mr. Moores, Mr. Noell, and Mr. Watrous. Our chairman of the board of directors and chief executive officer participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants. He is excluded, however, from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of our compensation committee and any member of any other company's board of directors or compensation committee.

                                  PROPOSAL TWO

                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

    Article FOURTH of our Amended and Restated Certificate of Incorporation currently authorizes us to issue up to 200,000,000 shares of our common stock, par value $0.001 per share, and 5,000,000 shares of undesignated preferred stock, par value $0.001 per share. Our authorized common stock is all of a single class, with equal voting, distribution, liquidation, and other rights. As of June 30, 2000, 139,866,874 shares of our common stock were issued and outstanding, and no shares of our authorized preferred stock were outstanding. In addition, options and warrants to acquire an additional 27,138,306 shares of our common stock were issued and outstanding. Our board of directors has approved an amendment to Article FOURTH of the Certificate of Incorporation to increase the number of shares of our common stock authorized for issuance from 200,000,000 to 500,000,000 shares.

    In June 2000, we issued approximately 30 million shares of our common stock and assumed options and warrants to acquire an additional 6,159,680 shares of our common stock in connection with our acquisition of Harbinger Corporation. In addition, during our fiscal year ended March 31, 2000, we issued approximately 5,050,000 million shares of our common stock (including assumed options) in connection with 4 acquisitions and strategic investments completed during the fiscal year. Although we have no immediate plans to issue additional shares of our common stock (other than upon exercise of outstanding options), we anticipate that we may in the future issue additional shares in connection with one or more of the following:

    - other acquisitions,

    - strategic investments,

    - corporate transactions, such as stock splits or stock dividends,

    - financing transactions, such as public offerings of common stock or convertible securities,

    - our stock incentive plans, and

    - otherwise for corporate purposes that have not yet been identified.

    In order to provide our board of directors with certainty and flexibility to undertake such transactions to support our future business growth, the board deems it appropriate at this time to increase the number of authorized shares of our common stock. We currently have approximately 60,133,126 shares of authorized, but unissued, common stock, approximately 139,866,874 shares of outstanding common stock, 27,105,906 shares reserved for issuance to holders of stock awards under all of our stock incentive plans, and 32,400 shares reserved for issuance upon exercise of warrants assumed in connection with the Harbinger acquisition. The current number of authorized, but unissued, shares is insufficient to permit the board of directors flexibility to continue our future growth. For example, the board currently would be unable to declare a 2-for-1 stock split that, as is typical, is effected in the form of a stock dividend, because Delaware law will not allow the board to approve a stock dividend unless a sufficient number of authorized shares is available. Although the board is not currently contemplating any stock split or dividend, the increase in the number of our authorized shares of common stock that is the subject of this proposal will provide the board with the ability to timely undertake transactions that will contribute to our future growth.

    If this proposal is adopted, the additional authorized shares of common stock may be issued upon the approval of the board of directors at such times, in such amounts, and upon such terms as the board of directors may determine, without further approval of the stockholders, unless such approval is expressly required by applicable law, regulatory agencies, or The Nasdaq Stock Market (or any other exchange or quotation service on which our common stock may then be listed). Furthermore, stockholders will have no preemptive rights to purchase additional shares. Stockholder approval of this proposal will not, by itself, cause any change in the capital accounts of the Company. The issuance of additional shares of common stock may, however, dilute existing stockholders' equity interest.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The affirmative vote of the holders of a majority of our outstanding shares of common stock will be required to approve this proposal. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND RECOMMENDS THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO SET THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AT 500,000,000.

                                 PROPOSAL THREE

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The board of directors has selected Arthur Andersen LLP, independent accountants, to audit our financial statements for the current fiscal year ending March 31, 2001. We expect that a representative of Arthur Anderson LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

    The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS.

                             PRINCIPAL STOCKHOLDERS

    The following table provides information relating to the beneficial ownership of our common stock as of June 30, 2000 by:

    - each stockholder known by us to own beneficially more than 5% of our common stock;

    - each of our executive officers named in the summary compensation table on page 13;

    - each of our directors; and

    - all our directors and executive officers as a group.

    Beneficial ownership is determined based on the rules of the Securities and Exchange Commission. The column captioned "Number of Shares Beneficially Owned" includes all shares held by the indicated stockholder as of June 30, 2000 but excludes shares of our common stock subject to options held by that person that are currently exercisable or will become exercisable on or before August 30, 2000. The number of shares subject to options that each beneficial owner has the right to acquire on or before August 30, 2000 is listed separately under the column "Number of Shares Underlying Options." These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 139,866,874 shares of our common stock outstanding as of June 30, 2000. The address for those individuals for which an address is not otherwise provided is c/o Peregrine Systems, Inc., 3611 Valley Centre Drive, San Diego, California 92130. Unless otherwise indicated, we believe the stockholders listed have sole voting or investment power with respect to all shares, subject to applicable community property laws.

                                                                                    PERCENTAGE
                                                                                        OF
                                        NUMBER OF      NUMBER OF       TOTAL       OUTSTANDING
                                          SHARES        SHARES         SHARES         SHARES
                                       BENEFICIALLY   UNDERLYING    BENEFICIALLY   BENEFICIALLY
NAME AND ADDRESS                          OWNED         OPTIONS        OWNED          OWNED
----------------                       ------------   -----------   ------------   ------------
PRINCIPAL STOCKHOLDERS
Putnam Investments, Inc. (1).........   10,557,036            --     10,557,036        7.55%
  One Post Office Square
  Boston, Massachusetts 02109
Pilgrim Baxter & Associates,
Ltd.(2)..............................    7,140,400            --      7,140,400        5.11
  825 Duportail Road
  Wayne, Pennsylvania 19087

CURRENT EXECUTIVE OFFICERS AND
DIRECTORS
Stephen P. Gardner...................      195,688       565,518        761,206           *
David A. Farley......................    2,337,632     1,020,600      3,358,232        2.38
James M. Travers.....................        8,648       377,632        386,280           *
Christopher A. Cole..................    1,747,534         4,375      1,751,909        1.25
William G. Holsten...................       50,000       193,100        243,100           *
Frederic B. Luddy....................           --        92,843         92,843           *
John J. Moores(3)....................    5,752,986            --      5,752,986        4.11
Richard T. Nelson....................      278,000        80,600        358,600           *
Charles E. Noell III.................       54,428       120,625        175,053           *
Stephen S. Spitzer...................           --        91,225         91,225           *
Douglas S. Powanda...................            4       276,196        276,200           *
William D. Savoy(4)..................    2,055,640        65,530      2,121,170        1.52
Norris van den Berg..................       38,744        80,625        119,369           *
Thomas G. Watrous, Sr................       10,000        22,500         32,500           *
All current executive officers and
  directors as a group (19
  persons)...........................   12,691,970     3,189,510     15,881,480       11.10

------------------------

*   Less than 1%

(1) Based solely on a Schedule 13G/A, dated May 8, 2000, filed with the Securities and Exchange Commission on May 9, 2000.

(2) Based solely on a Schedule 13G, dated February 8, 1999, filed with the Securities and Exchange Commission on February 9, 1999.

(3) Includes 1,352,590 shares held by Mr. Moores as trustee under various trusts, substantially all of which were established for members of Mr. Moores's family.

(4) Includes 2,055,640 shares beneficially owned by Vulcan Ventures, Inc. and Paul G. Allen, as to which Mr. Savoy disclaims beneficial ownership. Mr. Savoy is the president of Vulcan Northwest, Inc., a company that is beneficially owned by Mr. Allen. The address of Vulcan Ventures, Inc. and Vulcan Northwest, Inc. is 110 110th Avenue, N.E., Bellevue, Washington 98004.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth certain information regarding the compensation of our Chief Executive Officer and our five next most highly compensated executive officers for the fiscal year ended March 31, 2000 for services rendered in all capacities for the years indicated.

                                                                              LONG-TERM
                                                                         COMPENSATION AWARDS
                                                     ANNUAL          ---------------------------
                                                  COMPENSATION        RESTRICTED     SECURITIES
                                     FISCAL    -------------------      STOCK        UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR      SALARY     BONUS        AWARDS       OPTIONS(#)     COMPENSATION(9)
---------------------------         --------   --------   --------   ------------   ------------   -----------------
Stephen P. Gardner................    2000     $250,000   $137,500(1)        --       291,850           $2,697
Chairman of the Board of Directors    1999      250,000    343,750          --        730,000            2,599
and Chief Executive Officer           1998      139,000    210,000     775,000(7)     150,000            5,156
Frederic B. Luddy.................    2000      150,000    605,532(2)        --       313,212            3,385
Vice President, North American        1999      150,000    555,726          --        112,564            3,143
Research and Development              1998      150,000    729,060          --         25,000            2,837
Douglas S. Powanda................    2000      225,000    326,250(3)        --           600            2,788
Executive Vice President,             1999      180,000    359,991          --        400,000            3,143
Worldwide Operations                  1998      150,000    309,523          --         75,000            3,946
Richard T. Nelson.................    2000      180,000    213,037(4)        --        80,600            3,282
Vice President,                       1999      180,000     83,790          --             --            4,751
Corporate Development                 1998      180,000     54,000          --        120,000            3,218
William G. Holsten................    2000      180,000    137,812(5)        --        82,600            6,060
Senior Vice President,                1999      150,000    210,868          --             --              428
Customer Service                      1998       90,000    159,547          --             --              127
Steven S. Spitzer.................    2000      151,154    536,358(6)        --            --              597
Vice President, Alliances             1999      150,000    247,960          --             --              428
                                      1998       99,519     46,250          --        420,000(8)           127

--------------------------

(1) Bonus compensation for 2000 consists of (i) $50,000 earned and paid in fiscal 2000 and (ii) $87,500 earned in fiscal 2000 to be paid in fiscal 2001. Bonus compensation for 1999 consists of (i) $93,750 earned and paid in fiscal 1999 and (ii) $250,000 earned in fiscal 1999 and paid in fiscal 2000. Bonus compensation for fiscal 1998 includes $50,000 earned in fiscal 1998 and paid in fiscal 1999.

(2) Bonus compensation for 2000 consists of (i) $270,692 of product author commission and $6,000 of bonus earned and paid in fiscal 2000 and (ii) $253,839 of product author commission and $75,000 of bonus earned in fiscal 2000 to be paid in fiscal 2001. Bonus compensation for 1999 consists of (i) $381,406 of product author commission and $11,250 of bonus earned and paid in fiscal 1999 and (ii) $148,070 of product author commission and $15,000 of bonus earned in fiscal 1999 and paid in fiscal 2000. Bonus compensation for fiscal 1998 consists of (i) $555,519 of product authorship commission income earned and paid in fiscal 1998 and (ii) $173,541 of product authorship commission income earned in fiscal 1998 and paid in fiscal 1999.

(3) Bonus compensation for 2000 consists of (i) $55,875 of commission and $50,000 of bonus compensation earned and paid in fiscal 2000 and (ii) $45,375 of commission and $175,000 of bonus compensation earned in fiscal 2000 to be paid in fiscal 2001. Bonus compensation for 1999 consists of (i) $91,648 of commission and $80,551 of bonus earned and paid in fiscal 1999 and (ii) $87,792 of commission and $100,000 of bonus earned in fiscal 1999 and paid in fiscal 2000. Bonus compensation for fiscal 1998 consists of (i) $10,000 of bonus compensation and $195,053 of commission income earned and paid in fiscal 1998 and (ii) $115,570 of commission income earned in fiscal 1998 and paid in fiscal 1999.

(4) Bonus compensation for 2000 consists of (i) $43,037 earned and paid in fiscal 2000 and (ii) $170,000 earned in fiscal 2000 to be paid in fiscal 2001. Bonus compensation for 1999 consists of (i) $20,790 earned and paid in fiscal 1999 and (ii) $63,000 earned in fiscal 1999 and paid in fiscal 2000. Bonus compensation for 1998 was all earned and paid in fiscal 1998.

(5) Bonus compensation for 2000 consists of (i) $56,250 of bonus compensation earned and paid in fiscal 2000 and (ii) $81,562 earned in fiscal 2000 to be paid in fiscal 2001. Bonus compensation for 1999 consists of (i) $94,900 earned and paid in fiscal 1999 and (ii) $115,938 earned in fiscal 1999 and paid in fiscal 2000. Bonus compensation for 1998 consists of (i) $144,547 earned and paid in fiscal 1998 and (ii) $15,000 earned in fiscal 1998 and paid in fiscal 1999.

(6) Bonus compensation for 2000 consists of (i) $262,817 of commission and $30,000 of bonus earned and paid in fiscal 2000, (ii) $206,354 of commission and $20,000 of bonus earned in fiscal 2000 to be paid in fiscal 2001, and
    (iii) $17,187 of bonus earned in fiscal 1999 and paid in fiscal 2000. Bonus compensation for 1999 consists of (i) $56,195 of commission and $19,875 of bonus earned and paid in fiscal 1999 and (ii) $89,077 of commission and $82,813 of bonus earned in fiscal 1999 and paid in fiscal 2000. Bonus compensation for 1998 was earned and paid in fiscal 1998.

(7) In November 1997, we issued Mr. Gardner 200,000 shares of common stock pursuant to a restricted stock agreement. The closing sale price of our common stock on the Nasdaq National Market on October 31, 1997, the last trading date prior to the date of issuance was $3.875 (as adjusted for subsequent stock splits). Such shares vest incrementally over ten years, subject to earlier vesting over six years if we achieve certain financial milestones.

(8) Includes an option to purchase 200,000 shares subsequently canceled.

(9) Consists of group life insurance excess premiums and matching contributions under our 401(k) plan.

                       OPTION GRANTS IN FISCAL YEAR 2000

    The following table provides information relating to stock options to purchase common stock granted to each of the executive officers named in the compensation table above during our fiscal year ended March 31, 2000. All of these options were granted under our 1994 stock plan and have a term of 10 years, subject to earlier termination in the event the optionee's services to us cease.

    The exercise price of the options we granted is equal to the fair market value of our common stock based on the closing sales price of our common stock in trading on the Nasdaq National Market on the trading day prior to the date of grant. The exercise price may be paid by cash or check. Alternatively, optionees may exercise their shares under a cashless exercise program. Under this program, the optionee may provide irrevocable instructions to sell the shares acquired on exercise and to remit to us a cash amount equal to the exercise price and all applicable withholding taxes. The options granted under our 1994 stock plan vest over a four year period, as long as the optionee continues to provide employment or consulting services to us. Twenty-five percent will vest on the first anniversary of the date of grant. The balance of the option will vest over the remaining three years at the rate of 6.25% every three months.

    On May 5, 1999, we granted each employee, including each officer, an option to acquire 600 shares of our common stock at an exercise price of $8.56. These options were to vest on the earlier to occur of May 5, 2000 or the date we achieve certain financial milestones. These options are now fully vested.

    The potential realizable value of options is calculated by assuming that the price of our common stock increases from the exercise price at assumed rates of stock appreciation of 5% and 10%, compounded annually over the 10 year term of the option, and subtracting from that result the total option exercise price. These assumed appreciation rates comply with the rules of the Securities and Exchange Commission and do not represent our prediction of the performance of our stock price.

    All share numbers and exercise prices have been adjusted to reflect a two-for-one stock split effected in the form of a dividend in February 2000. During fiscal 2000, we granted options to acquire 4,293,434 shares of common stock to employees and consultants under our 1994 stock plan.

                                               INDIVIDUAL GRANTS                           POTENTIAL
                               --------------------------------------------------      REALIZABLE VALUES
                                                                                       AT ASSUMED ANNUAL
                                             PERCENT OF                                 RATES OF STOCK
                                                TOTAL                                 PRICE APPRECIATION
                                NUMBER OF      OPTIONS                                    FOR OPTIONS
                               SECURITIES    GRANTED TO                             -----------------------
                               UNDERLYING     EMPLOYEES    EXERCISE                  OPTIONS        TERM
                                 OPTIONS      IN FISCAL    PRICE PER   EXPIRATION   ----------   ----------
NAME                             GRANTED        2000         SHARE        DATE          5%          10%
----                           -----------   -----------   ---------   ----------   ----------   ----------
Stephen P. Gardner...........        600           *        $ 8.56      05/05/09    $    3,230   $    8,185
                                  91,250        2.13%        19.16      10/28/09     1,108,688    2,786,775
                                 200,000        4.66%        36.63      01/13/10     4,608,000   11,675,751

Frederic B. Luddy............        600           *          8.56      05/05/09         3,230        8,185
                                 100,000        2.33%         8.56      05/05/09       538,000    1,364,000
                                 212,612        4.95%        19.16      10/28/09     2,583,236    6,493,170

Douglas S. Powanda...........        600           *          8.56      05/05/09         3,230        8,185

Richard T. Nelson............        600           *          8.56      05/05/09         3,230        8,185
                                  40,000           *         19.16      10/28/09       486,000    1,221,600
                                  40,000           *         36.63      01/13/10       921,600    2,335,200

William G. Holsten...........        600           *          8.56      05/05/09         3,230        8,185
                                 120,000        2.79%        36.65      01/13/10     2,764,800    7,005,600

Steven S. Spitzer............        600           *          8.56      05/05/09         3,230        8,185
                                   2,000           *          8.56      05/05/09        10,760       27,280
                                  40,000           *         19.16      10/28/09       486,000    1,221,600
                                  40,000           *         36.63      01/13/10       921,600    2,335,200

------------------------

*   Less than 1%

           AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

    The following table provides information relating to option exercises by the executive officers identified in the summary compensation table during the fiscal year ended March 31, 2000. In addition, it indicates the number and value of vested and unvested options held by these executive officers as of March 31, 2000.

    The "Value Realized" on option exercises is equal to the difference between the fair market value of our common stock on the date of exercise less the exercise price. The "Value of Unexercised In-the-Money Options at March 31, 2000" is based on $67.0625 per share, the closing sales price of our common stock in trading on the Nasdaq National Market on March 31, 2000, less the exercise price, multiplied by the aggregate number of shares subject to outstanding options.

    All share numbers and exercise prices have been adjusted to reflect a two-for-one stock split effected in the form of a dividend in February 2000.

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED
                                                            OPTIONS AT MARCH 31, 2000               VALUE OF UNEXERCISED
                                                        ----------------------------------        IN-THE-MONEY OPTIONS AT
                             SHARES                                                                    MARCH 31, 2000
                            ACQUIRED         VALUE       EXERCISABLE       UNEXERCISABLE     ----------------------------------
NAME                      ON EXERCISE      REALIZED          (#)                (#)           EXERCISABLE       UNEXERCISABLE
----                     --------------   -----------   --------------   -----------------   --------------   -----------------
Stephen P. Gardner.....     468,352       $11,897,053      312,898           1,370,600        $19,306,778        $77,797,083
Frederic B. Luddy......     167,500        4,117,200        14,102             536,738            886,200         29,791,184
Douglas S. Powanda.....     262,500        8,805,294       125,596             738,100          7,565,180         44,981,564
Richard T. Nelson......     150,000        2,270,563        60,000             178,100          3,900,375          9,414,964
William G. Holsten.....      75,000        1,680,111        35,000             302,600          2,237,637         17,350,630
Steven S. Spitzer......     202,500        4,042,842        20,000             218,100          1,300,129          9,933,464

            EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    We do not currently have any employment contracts in effect with any of the executive officers named in the compensation table above.

    We are parties to a restricted stock agreement dated November 1, 1997 with Stephen P. Gardner, our chief executive officer, pursuant to which we issued
Mr. Gardner 200,000 shares of our common stock. We entered into a similar agreement with David A. Farley, our chief financial officer, on November 1, 1995 and issued Mr. Farley 800,000 shares of our common stock. The shares issued to each of Messrs. Gardner and Farley vest incrementally over ten years, subject to earlier vesting over six years contingent upon our achieving certain financial milestones. The restricted stock agreements permit either Mr. Gardner or Mr. Farley to surrender shares to satisfy withholding tax obligations that arise as the shares vest. In connection with the lapsing of restrictions on 33,333 shares in April 2000, Mr. Gardner surrendered all 33,333 shares subject to his restricted stock agreement. In connection with the lapsing of restrictions on 404,000 shares in April 2000, Mr. Farley surrendered 202,000 shares subject to his restricted stock agreement. In the event of our merger or change in control, all such shares will become automatically vested.

    Under our 1994 stock plan, in the event of a merger or a change in control of Peregrine, vesting of options outstanding under the plan will automatically accelerate. Outstanding options will become fully exercisable, including with respect to shares for which such options would be otherwise unvested.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY IN ANY OF OUR PREVIOUS OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, THIS REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS SHALL NOT BE DEEMED "FILED" WITH THE COMMISSION OR "SOLICITING MATERIAL" UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

    The compensation committee of the board of directors establishes our general compensation policies and the compensation plans and the specific compensation levels for senior executives, including our chief executive officer.

GENERAL COMPENSATION PHILOSOPHY

    The primary objectives of our executive compensation policies include the following:

    - To attract, motivate, and retain a highly qualified executive management team;

    - To link executive compensation to our financial performance as well as to defined individual management objectives established by the committee;

    - To compensate competitively with the practices of similarly situated technology companies; and

    - To create management incentives designed to enhance stockholder value.

    Peregrine competes in an aggressive and dynamic industry and, as a result, we believe that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel, and technical personnel are key factors to our future success. The committee's compensation philosophy seeks to align the interests of stockholders and management by tying compensation to Peregrine's financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options and in certain instances, restricted stock granted to our principal executive officers.

CASH COMPENSATION

    We seek to provide cash compensation to our executive officers, including base salary and an annual cash bonus, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated technology companies. Annual increases in base salary are determined on an individual basis based on market data and a review of the officer's performance and contribution to various individual, departmental, and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

    The salaries and cash bonuses of each of our executive officers, other than the chief executive officer, were determined by the board of directors, upon the recommendation of the chief executive officer. Our chief executive officer's base salary was determined by the board of directors, upon the recommendation of the committee. Stephen P. Gardner has served as our president and chief executive officer since April 1998. The board of directors set Mr. Gardner's base annual salary for fiscal year 2000 at $250,000. In addition, the board awarded and paid Mr. Gardner a cash bonus of $50,000 for fiscal year 2000. For fiscal year 2001, Mr. Gardner's base annual salary will be $400,000. The board of directors increased Mr. Gardner's salary for fiscal 2001 in light of the substantial financial and business milestones Peregrine achieved in fiscal 2000.

    In addition to annual salary, cash bonuses for our president and chief executive officer and our chief financial officer are based on various performance targets established by the board of directors. Cash bonuses may also be earned by operational vice presidents based on their divisional financial performance.

    Based on a review of public company proxy data, compensation data supplied by independent executive compensation research and consulting firms, and other relevant market data, the committee believes that cash compensation paid to our executive officers, including our chief executive officer, was generally consistent with amounts paid to officers with similar responsibilities at similarly situated software companies. We note that competition for qualified management and technical personnel in the technology industry is extremely intense, and we expect such competition to remain intense for the foreseeable future. As a result, in order to insure access to qualified personnel, we believe that it will continue to be necessary to provide compensation packages, consisting of cash compensation and equity incentives, that are at least competitive with, and in certain instances superior to, compensation paid by other technology companies.

EQUITY-BASED COMPENSATION

    RESTRICTED STOCK. In November 1995, we granted David A. Farley, our chief financial officer, in connection with his becoming an officer of the Company, 800,000 shares of our common stock pursuant to a restricted stock agreement. The shares issued to Mr. Farley under his restricted stock agreement vest incrementally over ten years, subject to earlier vesting over six years, contingent upon Peregrine achieving certain financial milestones.

    We believe that such restricted stock arrangements effectively implement our philosophy of aligning management interests with stockholder interests.
Mr. Farley joined the Company prior to its initial public offering. At the time, we had incurred substantial operating losses, and the board of directors charged him and our chief executive officer at that time with improving our financial condition and operating performance. Because restrictions on the shares issued under the restricted stock agreement lapse early if we achieve certain targeted financial performance milestones, the board of directors believed that such grants provided an effective incentive to the chief financial officer to take the necessary actions to improve our financial performance. The financial targets in the restricted stock agreement were intended to be aggressive yet realizable. As a result of attaining the targets in fiscal 1997, 1998, 1999 and 2000, restrictions have lapsed with respect to an aggregate of 800,000 shares for Mr. Farley. In addition, the restricted stock agreement permits the stockholder to surrender shares to satisfy withholding tax obligations that arise as the restrictions lapse. In connection with the lapse of vesting restrictions on 404,000 shares in April 2000, Mr. Farley surrendered 202,000 shares.

    In November 1997, we issued 200,000 shares of our common stock to Stephen P. Gardner, then our vice president, strategic acquisitions and now our chairman and chief executive officer, under a restricted stock agreement containing substantially similar terms to the agreements previously entered between us and Mr. Farley. The targeted financial milestones, however, were adjusted upward to reflect our improved financial performance but were again set at levels the board determined to be aggressive yet realizable based on information available concerning our prospects at the time of grant. In connection with the lapse of vesting restrictions on 33,333 shares in each of April 1998, 1999 and 2000, Mr. Gardner surrendered 11,820, 33,333 and 33,333 shares in April 1998, 1999 and 2000, respectively, to satisfy tax withholding obligations.

    STOCK OPTIONS. Stock options are periodically granted to provide additional incentive to executives and other employees to maximize long-term total return to our stockholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of our common stock increases above the exercise price, which is set at the fair market value of our common stock on the date the option is granted. In addition, employees must remain employed with us for a fixed period of time in order for the options to vest fully. Options generally vest over a four year period to encourage option holders to continue in our employ.

    All of the options granted in the year ended March 31, 2000 were approved by the committee, pursuant to its delegated authority, or the full board of directors. In making its determinations, the committee considers the executive's position with us, such executive's individual performance, the number of options held (if any) and the extent to which such options are vested, and any other factors that the committee may deem relevant.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our chief executive officer and to each of the other four most highly-compensated executive officers. We may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Based on our current compensation plans and policies and proposed regulations interpreting this provision of the Internal Revenue Code, Peregrine and the committee believe that, for the near future, there is little risk that Peregrine will lose any significant tax deduction for executive compensation.

                                          THE COMPENSATION COMMITTEE
                                          John J. Moores
                                          Charles E. Noell III
                                          Thomas G. Watrous, Sr.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ending March 31, 2000, except as described below, all executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements. John J. Moores, one of our directors, inadvertently failed to timely file a Form 4. Frederic B. Luddy, one of our officers, inadvertently failed to timely file a Form 5.

                           RELATED PARTY TRANSACTIONS

    The following is a description of transactions since April 1, 1999 to which we have been a party, in which the amount involved in the transaction exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our capital stock had or will have a direct or indirect material interest other than compensation arrangements which are otherwise described under "Employment Agreements and Change in Control Agreements."

    We are party to an agreement with JMI Services, Inc., an investment management company, in which we sublease approximately 13,310 square feet of office space in San Diego to JMI Services. The term of the sublease is from June 1, 1996 through October 21, 2003. The sublease provides for initial monthly rental payments of $16,638 to increase by $666 per month on each anniversary of the sublease. John J. Moores, a member of our board of directors, serves as chairman of the board of JMI Services, and Charles E. Noell III, a director on our board, serves as president and chief executive officer of JMI Services. We believe that the terms of the sublease are at competitive market rates.

    We also lease a suite at San Diego's Qualcomm Stadium at competitive rates and on an informal basis from the San Diego Padres Baseball Club, L.P. Mr. Moores has served as owner and Chairman of the Board of the Padres since December 1994. Our annual payments for such suite and game tickets total approximately $50,000.

    We are parties to restricted stock agreements with Mr. Gardner, our chairman and chief executive officer, and Mr. Farley, our senior vice president and chief financial officer. Under these agreements, we issued 1,000,000 shares of our common stock. These agreements are discussed in detail under the caption "Employment Agreements and Change in Control Arrangements."

    During fiscal year 2000, we issued options to purchase common stock to certain directors under our 1994 stock option plan. These grants are discussed in detail under the caption "Executive Compensation."

    Also during fiscal 2000, we purchased a golf club membership for business entertainment use by Mr. Gardner, our chairman and chief executive officer, at a cost of $70,000. We have agreed with Mr. Gardner that upon termination of his employment, he may purchase the membership from us at our original cost.

                              COMPANY PERFORMANCE

    NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY IN ANY OF OUR PREVIOUS OR FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, THE FOLLOWING INFORMATION RELATING TO THE PRICE PERFORMANCE OF OUR COMMON STOCK SHALL NOT BE DEEMED "FILED" WITH THE COMMISSION OR "SOLICITING MATERIAL" UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS

    Our registration statement covering our initial public offering became effective April 8, 1997, and our common stock began trading on the Nasdaq National Market on April 9, 1997. The following graph shows a comparison, from April 9, 1997 through June 30, 2000, of cumulative total return for our common stock, the Standard & Poors 500 Index, and the Goldman Sachs Software Index. Such returns are based on historical results and are not intended to suggest future performance. Data for the Standard & Poors Index and the Goldman Sachs Software Index assume reinvestment of dividends. We have never paid dividends on our common stock and have no present plans to do so.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

    AMONG PEREGRINE, THE S&P 500 INDEX, AND THE GOLDMAN SACHS SOFTWARE INDEX

                                                                                 GOLDMAN SACHS
                                                                                   SOFTWARE
                                                        PEREGRINE    S&P 500         INDEX
                                                        ----------   --------   ---------------
04/09/97..............................................    100.000    100.000        100.000
09/30/97..............................................    197.222    124.544        140.583
03/31/98..............................................    212.498    144.853        171.677
09/30/98..............................................    447.222    133.712        164.569
03/31/99..............................................    747.222    169.126        230.608
09/30/99..............................................    905.556    168.644        272.296
03/31/00..............................................   2980.556    197.026        500.880
06/30/00..............................................   1541.667    191.244        434.335

------------------------

Assumes $100 invested in our common stock, the S&P 500, and the Goldman Index on April 9, 1997, the first day our common stock was publicly traded on the Nasdaq National Market.

                                 OTHER MATTERS

    We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

    It is important that your shares be represented at the annual meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

                                          For the Board of Directors of
                                          PEREGRINE SYSTEMS, INC.

                                          /s/ Richard T. Nelson

                                          Richard T. Nelson
                                          SECRETARY

Dated: August   , 2000

                             PEREGRINE SYSTEMS, INC.

                PROXY FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of PEREGRINE SYSTEMS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 4, 2000, and hereby appoints Stephen P. Gardner, David A. Farley and Richard T. Nelson and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of PEREGRINE SYSTEMS, INC. to be held on Friday, September 15, 2000 at 10:00 a.m., local time at the DoubleTree Hotel - Del Mar, 11915 El Camino Real, San Diego, California 92130 and any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

1.       Election of directors:

         Nominees:         Stephen P. Gardner, David A. Farley, John J. Moores,
                           Christopher A. Cole, Charles E. Noell III, Norris van den Berg, Thomas G. Watrous, Sr., James M. Travers, and William D. Savoy.

             / / FOR all nominees listed above         / / WITHHOLD AUTHORITY
             (except as marked to the contrary below)  to vote for all nominees listed above


             ------------------------------------------
             INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee(s) name(s) on the line above.

2. Proposal to approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 200,000,000 to 500,000,000 shares.

         / / FOR                 / / AGAINST                / / ABSTAIN


3. Proposal to ratify the appointment of Arthur Anderson LLP as the Company's independent public accountants for the fiscal year ending March 31, 2001.

             / / FOR                 / / AGAINST                / / ABSTAIN

         In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW / /

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSON LLP AS INDEPENDENT ACCOUNTANTS FOR THE 2000 FISCAL YEAR.

All three of such attorneys or substitutes (if all three are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

                                    Dated:                                , 2000
                                             -----------------------------

                                    Signature
                                             -----------------------------------

                                    Signature
                                             -----------------------------------


(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)